Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin Tel: 408-745-2371 randi@juniper.net	Kathy Durr Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q3’04 Financial Results
Q3’04 Net Revenue $375.0M; GAAP EPS $0.09; Non-GAAP EPS $0.13

Sunnyvale, CA – October 14, 2004 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the quarter ending September 30, 2004.

Net revenues for the third quarter were $375.0 million, compared with $172.1 million for the same period last year, an increase of 118 percent.

GAAP net income for the third quarter was $48.8 million or $0.09 per share, compared with a GAAP net income of $7.2 million or $0.02 per share in the third quarter of 2003. Non-GAAP net income was $73.5 million or $0.13 per share, compared with non-GAAP net income of $14.7 million or $0.04 per share in the third quarter of 2003. See the table at the bottom of the Non-GAAP Condensed Consolidated Statements of Operations for a reconciliation of the non-GAAP net income to the GAAP net income.

Cash provided by operations was $105.2 million for the third quarter, compared to cash provided by operations of $42.9 million for the same period last year. Capital expenditures and depreciation during the third quarter were $25.0 million and $10.6 million, respectively.

“We are once again pleased with our revenue and earnings growth for the quarter, and as a result we are investing that success in scaling the business for continued expansion,” said Scott Kriens, chairman and CEO of Juniper Networks. “We see consistent and strong reinforcement for our strategy and will remain focused on capitalizing on the opportunities we see and the position we enjoy in the marketplace today.”

Juniper Networks will host a conference call web cast today, October 14, 2004 at 1:45 p.m. PT/4:45 p.m. ET at: http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until November 30, 2004. A replay will be accessible by telephone after 3:00 p.m. PT, through October 21, 2004 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21209936. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.
Juniper Networks transforms the business of networking by creating competitive advantage for our customers with superior networking and security solutions. Juniper Networks is dedicated to customers who derive strategic value from their networks, including global network operators, enterprises, government agencies and research and educational institutions. Juniper Networks’ portfolio of networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding mission critical networks. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Network’s business outlook, future financial and operating results, overall future prospects and stock repurchase program are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in forward-looking statements in this release as a result of certain factors, including those set forth in the risk factors described in the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2004	December 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$667,714	$365,606
Short-term investments	290,798	215,906
Accounts receivable, net	162,040	77,964
Prepaid expenses and other current assets	66,491	31,333
Total current assets	1,187,043	690,809
Property and equipment, net	269,729	244,491
Long-term investments	588,152	394,297
Restricted cash	31,109	30,837
Goodwill	4,420,988	983,397
Purchased intangible assets, net and other long-term assets	274,191	67,266
Total assets	$6,771,212	$2,411,097
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$105,391	$61,237
Accrued warranty	40,219	35,324
Other accrued liabilities	195,002	118,940
Deferred revenue	172,656	75,312
Total current liabilities	513,268	290,813
Other long-term liabilities and convertible subordinated notes	48,578	157,841
Convertible senior notes	400,000	400,000
Commitments and contingencies

Stockholders’ equity:
Common stock and additional paid-in capital	5,781,856	1,557,376
Deferred stock compensation	(44,845)	(1,228)
Accumulated other comprehensive income	729	4,414
Retained earnings	71,626	1,881
Total stockholders’ equity	5,809,366	1,562,443
Total liabilities and stockholders’ equity	$6,771,212	$2,411,097

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net revenues:
Product (1)	$325,240	$147,110	$783,094	$423,351
Service	49,774	25,018	122,872	71,087
Total net revenues	375,014	172,128	905,966	494,438

Cost of revenues:
Product	87,730	48,694	218,182	145,868
Service	25,304	14,245	65,641	40,852
Total cost of revenues	113,034	62,939	283,823	186,720
Gross margin	261,980	109,189	622,143	307,718

Operating expenses:
Research and development	64,881	44,932	169,604	131,409
Sales and marketing	81,953	34,710	201,150	101,404
General and administrative	12,426	6,524	38,662	21,292
Restructuring costs	(1,223)	13,985	(5,058)	13,985
Amortization of purchased intangibles and deferred stock compensation (2)	33,025	1,998	72,214	17,323
In-process research and development	–	–	27,500	–
Integration costs	–	–	5,087	–
Total operating expenses	191,062	102,149	509,159	285,413
Operating income	70,918	7,040	112,984	22,305
Interest and other income	6,412	8,031	16,707	27,300
Interest and other expense	(987)	(9,386)	(4,967)	(33,689)
Write-down of investments	(2,939)	–	(2,939)	–
Gain (loss) on redemption of convertible subordinated notes	–	9,220	(4,107)	14,108
Gain on sale of investments	–	–	–	8,739
Income before income taxes	73,404	14,905	117,678	38,763
Provision for income taxes	24,645	7,700	47,933	14,297
Net income	$48,759	$7,205	$69,745	$24,466

Net income per share:
Basic	$0.09	$0.02	$0.15	$0.06
Diluted	$0.09	$0.02	$0.14	$0.06

Shares used in computing net income per share:
Basic	533,447	384,795	478,044	379,792
Diluted	562,718	408,083	514,065	399,525

(1) Product net revenues are generated from groups of similar products as follows:
Infrastructure	$261,848	$147,110	$675,866	$423,351
Security	63,392	–	107,228	–
Total	$325,240	$147,110	$783,094	$423,351

(2) Amortization of deferred stock compensation relates to the following cost and expense categories by period:
Cost of revenues	$879	$(287)	$2,174	$(48)
Research and development	7,155	(2,098)	16,276	1,414
Sales and marketing	6,107	(573)	13,885	127
General and administrative	437	(346)	1,544	(77)
Total	$14,578	$(3,304)	$33,879	$1,416

Juniper Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (1)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net revenues:
Product	$325,240	$147,110	$783,094	$423,351
Service	49,774	25,018	122,872	71,087
Total net revenues	375,014	172,128	905,966	494,438

Cost of revenues:
Product	87,730	48,694	218,182	145,868
Service	25,304	14,245	65,641	40,852
Total cost of revenues	113,034	62,939	283,823	186,720
Gross margin	261,980	109,189	622,143	307,718

Operating expenses:
Research and development	64,881	44,932	169,604	131,409
Sales and marketing	81,953	34,710	201,150	101,404
General and administrative	12,426	6,524	38,662	21,292
Total operating expenses	159,260	86,166	409,416	254,105
Operating income	102,720	23,023	212,727	53,613
Interest and other income	6,412	8,031	16,707	26,110
Interest and other expense	(987)	(9,386)	(4,967)	(33,689)
Income before income taxes	108,145	21,668	224,467	46,034
Provision for income taxes	34,606	6,934	71,829	14,731
Net income	$73,539	$14,734	$152,638	$31,303

Net income per share:
Basic	$0.14	$0.04	$0.32	$0.08
Diluted	$0.13	$0.04	$0.30	$0.08

Shares used in computing net income per share:
Basic	533,447	384,795	478,044	379,792
Diluted	562,718	408,083	514,065	399,525

(1) The non-GAAP statements exclude restructuring costs, amortization of purchased intangibles and deferred stock compensation, in-process research and development, integration costs, write-down of investments, gain (loss) on redemption of convertible subordinated notes, gain on sale of investments and a prior period acquisition related adjustment. See reconciliation to GAAP information below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Non-GAAP net income	$73,539	$14,734	$152,638	$31,303
Restructuring costs	1,223	(13,985)	5,058	(13,985)
Amortization of purchased intangibles and deferred stock compensation	(33,025)	(1,998)	(72,214)	(17,323)
In-process research and development	–	–	(27,500)	–
Integration costs	–	–	(5,087)	–
Write-down of investments	(2,939)	–	(2,939)	–
Gain (loss) on redemption of convertible subordinated notes	–	9,220	(4,107)	14,108
Gain on sale of investments	–	–	–	8,739
Acquisition related adjustment	–	–	–	1,190
Income tax effect	9,961	(766)	23,896	434
Net income	$48,759	$7,205	$69,745	$24,466

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended September 30,
	2004	2003

OPERATING ACTIVITIES:
Net income	$69,745	$24,466

Adjustments to reconcile net income to net cash from operating activities:
Depreciation	29,313	35,754
Amortization of purchased intangibles, deferred stock compensation and debt costs	75,945	23,597
In-process research and development	27,500	–
Write-down of investments	2,939	–
Loss (gain) on redemption of convertible subordinated notes	4,107	(14,108)
Gain on sale of investments	–	(8,739)

Changes in operating assets and liabilities:
Accounts receivable, net	(56,132)	29,975
Prepaid expenses, other current assets and other long-term assets	(17,851)	1,268
Accounts payable	20,891	5,783
Accrued warranty	4,895	240
Other accrued liabilities	51,791	9,740
Deferred revenue	83,854	7,633
Net cash provided by operating activities	296,997	115,609

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(44,689)	(14,136)
Purchases of available-for-sale investments	(583,639)	(671,826)
Maturities and sales of available-for-sale investments	672,941	770,334
Increase in restricted cash	(132)	(25,000)
Minority equity investments	(1,180)	(900)
Cash and cash equivalents acquired in connection with the NetScreen acquisition, net of cash paid	40,889	–
Net cash provided by investing activities	84,190	58,472

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	121,090	77,403
Redemption of convertible subordinated notes	(144,967)	(381,159)
Retirement of common stock	(55,202)	–
Proceeds from issuance of convertible senior notes	–	392,750
Net cash (used in) provided by financing activities	(79,079)	88,994
Net increase in cash and cash equivalents	302,108	263,075
Cash and cash equivalents at beginning of period	365,606	194,435
Cash and cash equivalents at end of period	$667,714	$457,510